SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No.__)


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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)
     (2) )
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

                              PMFM Investment Trust
                              ---------------------
                (Name of Registrant as Specified In Its Charter)

                    _________________________________________
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     1.   Title of each class of securities to which transaction applies:
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     3.   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11:
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     5.   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
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                              PMFM INVESTMENT TRUST
________________________________________________________________________________


                   PMFM Tactical Preservation Portfolio Trust
                          PMFM Managed Portfolio Trust
                       PMFM Core Advantage Portfolio Trust

________________________________________________________________________________


               SPECIAL MEETING OF SHAREHOLDERS ADJOURNMENT NOTICE
                                February 28, 2007


                            Urgent Proxy Information

The Special Shareholders Meeting for your Fund scheduled for Wednesday, February 28, 2007 has been adjourned to March 21st. If you have not had the opportunity to vote your shares, this means you will have additional time to cast your vote.

REMEMBER: Your vote is important, no matter how large or small your holdings may be.

Your vote can be cast quickly and easily by signing, dating and mailing the proxy card in the postage-prepared return envelope previously provided to you.

It is still important that we receive your vote as soon as possible, so please take a moment to cast your vote. Remember, voting is quick and easy.

If you have already voted your shares, you do not need to vote again. Please use this notice for informational purposes only. We appreciate your participation.

If you have any questions about how to vote or on the proposals being voted or require a copy of the Fund's Proxy Statement, please call the Fund at 1-866-383-7636.

Thank you in advance for your prompt attention to this important matter.